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                                                                EXHIBIT 10.14




                               A G R E E M E N T



                                    between



                          MARTIN MARIETTA CORPORATION



                                      and




                      ---------------------------------



                      dated as of
                                 --------------------
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                              EXECUTIVE AGREEMENT



        AGREEMENT between MARTIN MARIETTA CORPORATION, a Maryland corporation (the "Corporation"), and _______________________ (the "Executive"), dated as of the ______ day of ________, 19____.

                              W I T N E S S E T H:


        WHEREAS:

                A. The Executive is a principal officer of the Corporation and an integral part of its management.

                B. The Corporation wishes to assure itself and the Executive of continuity of management in the event of any actual or threatened change in control of the Corporation as hereafter defined.

                C. This Agreement is not intended to alter the compensation and benefits that the Executive could reasonably expect in the absence of a change in control of the Corporation and, accordingly, this Agreement, though taking effect upon its execution, will be operative only upon a change in control of the Corporation.

                NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

                l.  Operation of Agreement

                1.01 This Agreement shall be effective immediately upon its execution by the parties hereto and shall remain in effect so long as the Executive remains employed by the Corporation, except as otherwise provided in Section 2 below, but shall not be operative unless and until there has been a Change in Control, as defined in Paragraph 1.02 hereof. Upon such a Change in Control, this Agreement shall become operative immediately.

                1.02 "Change in Control" shall mean a change in control of the Corporation that shall be deemed to have occurred, if and when, with or without the approval of the Board of Directors of the Corporation incumbent prior to the occurrence,

                         (i) more than 25% of the Corporation's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than by any person which includes the Executive and the effect of such ownership is to take over control of the affairs of the
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                Corporation which effect shall be determined in good faith by the Board of Directors incumbent prior to the occurrence; or

                         (ii) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Corporation immediately before the transaction shall cease to constitute a majority of the Board of Directors of the Corporation or of any successor to the Corporation.

                2. Executive's Termination Rights

                2.01 If, while the Executive is employed, a Change in Control, as defined in Section 1 of this Agreement, occurs, the Executive may, for good cause as defined in Paragraph 2.02 and within two (2) years after the date of such Change in Control, give notice to the Corporation that he elects to terminate his employment for all purposes of this Agreement. The Executive must exercise his right to terminate employment within six months after the date on which circumstances constituting good cause exist. The right to give such notice and receive the compensation provided for in Section 3 of this Agreement shall continue for six (6) months from the date on which circumstances constituting good cause exist irrespective of any termination of the employment of the Executive by the Corporation within such six month period.

                2.02 Any termination of employment by the Executive under the following circumstances shall be deemed to be for good cause:

                         (i) without the express written consent of the Executive, he is assigned any duties inconsistent with his positions, duties, responsibilities and status with the Corporation as in effect on the date of any Change in Control; or his reporting responsibilities, titles or offices as in effect on the date of any Change in Control are changed; or the Executive is removed from, or not re-elected to, any of such positions, except for the termination of his employment for substantial and serious cause in the event of the Executive's final conviction of a felony crime involving moral turpitude, or in the event of the Executive engaging in willful fraud or defalcation involving material funds or other assets of the Corporation; or as a result of his substantial disability or death;

                         (ii) the base salary of the Executive as in effect on the date of any Change in Control, as the same thereafter may be increased from time to time, is reduced; or the Corporation fails to increase his base salary each year by an amount which at least equals, on a percentage basis, the average annual percentage increase in the base salaries of other executives of comparable status with the Corporation;





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                         (iii)  the Corporation fails to continue the Executive
                as a participant in the Corporation's Executive Incentive Plan to the extent permitted and subject to all the conditions thereunder; or fails to include the Executive as a participant in any other bonus plan which may be provided; or fails to include the Executive as a participant in any stock option plan or program of the Corporation that may then been in existence at not less than his highest level of participation during the three (3) calendar years preceding the calendar year in which such failure occurs; or fails to continue the Executive in the Corporation's Deferred Compensation and Estate Supplement Plan for Senior Executives, or the Corporation's Post-Retirement Death Benefit Plan for Senior Executives, as each plan may be modified from time to time but substantially in the form presently in effect (individually the "Plan" and collectively the "Plans"), on at least the basis as in effect at the date of any Change in Control, or to pay the Executive any amounts earned under the Plans in accordance with the terms of the Plans;

                         (iv) the Corporation's principal executive offices are moved to a location outside Montgomery County, Maryland, or Washington, D.C., or any county adjoining Montgomery County, Maryland; or the Corporation requires the Executive, without his agreement, to be based anywhere other than the Corporation's principal executive offices or the location where he is based on the date of any Change in Control, except for required travel on the Corporation's business to an extent substantially consistent with his business travel obligations in effect on the date of any Change in Control; or

                         (v) the Corporation fails to continue in effect any benefit or compensation plan, including but not limited to the Plans, pension plan, excess benefit plan, Performance Sharing Plan, life insurance plan, medical, dental, health and accident plan, disability plan, or vacation plan or plans providing the Executive with substantially similar benefits in which the Executive is participating on the date of any Change in Control or in which he thereafter may participate.

                3.  Compensation

                3.01 If the Executive gives the notice described in Section 2 of this Agreement to the Corporation, the Corporation shall promptly pay the Executive a lump sum amount equal to three (3) times the Executive's base amount (as defined by Section 280(G), Part IX, Subchapter B, Chapter 1 of the Internal Revenue Code of 1954, as amended), less one dollar ($1.00).

                3.02  Such lump sum payment shall be in addition to any other





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        compensation due to the Executive, or his beneficiaries, by the
        Corporation, including, but not limited to, salary, severance pay, consulting fees, disability benefits, termination benefits, retirement benefits, life and health insurance benefits, stock ownership or stock option benefits, or any other compensation or benefit program that is part of any valid previous, present, or future employment contract, written or oral.

                3.03 Should any payments hereunder or under any other agreement between the Executive and the Corporation be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1954, as amended, or comparable state or local tax laws, the Corporation shall pay to the Executive such additional compensation as is necessary (after taking into account all Federal, state and local income taxes payable by the Executive as a result of the receipt of such compensation) to place the Executive in the same after-tax position he would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. The Corporation hereby agrees to pay such additional compensation within five (5) days after the Executive notifies the Corporation that the Executive has filed a tax return which takes the position that such excise tax is due and payable in reliance on a written opinion of the Executive's tax counsel and that it is more likely than not that such excise tax is due and payable. If the Executive makes any payment with respect to any such excise tax as a result of an adjustment to the Executive's tax liability by any Federal, state or local tax authority, the Corporation will pay such additional compensation within five (5) days after the Executive notifies the Corporation of such payment. Without limiting the obligation of the Corporation hereunder, the Executive agrees, in the event the Executive makes any payment pursuant to the preceding sentence, to negotiate with the Corporation in good faith with respect to procedures reasonably requested by the Corporation which would afford the Corporation the ability to contest the imposition of such excise tax; provided, however, that the Executive will not be required to afford the Corporation any right to contest the applicability of any such excise tax to the extent that the Executive reasonably determines that such consent is inconsistent with the overall tax interests of the Executive.

                3.04 The Executive and the Corporation agree that, because there can be no exact measure of the damage which would occur to the Executive as a result of a Change in Control, the payments and benefits provided for under this Section 3 shall be deemed to constitute liquidated damages and not a penalty for such Change in Control. The Corporation agrees that the Executive shall not be required to mitigate his damages and the Executive may retain any compensation for services rendered or consulting fees earned after the date of termination.

                3.05 Upon the payment by the Corporation to the Executive of the lump sum amount described in Paragraph 3.01 and all other payments due the Executive as described in Paragraph 3.02, this Agreement shall terminate and the





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        Executive and the Corporation will each deliver to the other party an agreement releasing and discharging such other party from all claims, debts or obligations then existing, provided, however, that such release by the Executive shall not apply to the obligations of the Corporation as described in Paragraphs 3.03 and 4.01 of this Agreement which shall survive such termination.

                4.  Payment of Attorneys' Fees

                4.01 All attorneys' fees incurred by the Executive in connection with any litigation, dispute, suit, claim or other proceeding arising in connection with any of the terms and conditions of this Agreement or any other compensation arrangements between the Corporation and the Executive shall be paid by the Corporation or its successors or assigns. Under no circumstances shall the Executive be obligated to reimburse the Corporation for any such expenses incurred by the Corporation.

                5.  Notices

                5.01 All notices, requests, demands, and other communications provided for by this Agreement shall be in writing and shall be sufficiently given, if and when mailed in the continental United States, by registered or certified mail, or personally delivered to the party entitled thereto at the address stated below, or to such changed addresses as the addressee may have given by a similar notice:

To the Corporation:              Martin Marietta Corporation
                                 680l Rockledge Drive
                                 Bethesda, Maryland 20817
                                 (Attention:  Corporate Secretary)


To the Executive:
                                 ---------------------------
                                 Martin Marietta Corporation


With an additional
 copy to:                        ---------------------------

                                 ---------------------------

                                 ---------------------------

                6.  General Provisions

                6.01 The Corporation shall have no right of setoff or counterclaim in respect of any claim, debt or obligation against any payment provided for in this Agreement.





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                6.02  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing, signed by the Executive and by a duly authorized Corporate officer.

                6.03 If any provision of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

                6.04 No right to or interest in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude his executor or administrator from assigning any right hereunder to the person or persons entitled thereto.

                6.05 The word "Executive" shall, wherever appropriate, be interpreted to include his dependents, beneficiaries, and/or legal representative.

                6.06 This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Corporation, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Corporation" for the purposes of this Agreement), but shall not otherwise be assignable by the Corporation.

                6.07 If any amounts which are required or determined to be paid or payable or reimbursed or reimbursable to the Executive under this Agreement (or under any other plan, agreement, policy or arrangement with the Corporation) are not so paid at the times provided herein or therein, such amounts shall accrue interest compounded daily at the annual percentage rate which is three percentage points (3%) above the interest rate which is announced by Citibank, N.A., New York, New York, from time to time, as its Base Rate (or prime lending rate), from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to the Executive until such amounts and any interest accrued thereon are finally and fully paid.

                6.08 The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Maryland.

                6.09 The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of the Agreement.





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                IN WITNESS WHEREOF, the Executive and the Corporation have executed this Agreement as of the day and year first written above.



[SEAL]                                    MARTIN MARIETTA CORPORATION




                                          By:
                                             ---------------------------------
                                             Title:  Vice President and
Attest:                                                 General Counsel




By:
    --------------------------                  ------------------------------
    Title:  Corporate Secretary                 Executive





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